As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	3637 Ridgewood Road	34-0514850 (I.R.S. Employer Identification Number)
Fairlawn, Ohio 44333 (330) 666-3751

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Minc, Esq.

Vice President, Chief Legal Officer and Secretary

A. Schulman, Inc.

3637 Ridgewood Road

Fairlawn, Ohio 44333

(330) 666-3751

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas C. Daniels, Esq.

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $1.00 par value
Special Stock, without par value

(1)	An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminable prices or (ii) upon conversion of or exchange of special stock that provides for conversion or exchange, or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable upon conversion, exchange or pursuant to antidilution provisions.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

Common Stock

Special Stock

We may offer and sell from time to time our common stock and special stock. We may sell any combination of these securities in one or more offerings with an indeterminate aggregate initial offering price.

We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our common stock, $1.00 par value, is listed on The NASDAQ Stock Market LLC under the symbol “SHLM.” Any prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in any of our securities involves risks. Please read carefully the section titled “Risk Factors” beginning on page 3 of this prospectus.

Our executive offices are located at 3637 Ridgewood Road, Fairlawn, Ohio 44333, and our telephone number is (330) 666-3751.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 27, 2015

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus as if we had authorized it. None of this prospectus, any applicable prospectus supplement and any applicable free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. None of this prospectus, any applicable prospectus supplement and any applicable free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities covered by this registration statement, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into the prospectus and any applicable prospectus supplement, which we have referred you to in “Information We Incorporate By Reference,” before making an investment decision. Information incorporated by reference into this prospectus after the date of this prospectus may add, update or change information that is contained in this prospectus. Any information in subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained by reference in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The words “we,” “us,” “our,” the “Company” and other similar terms mean A. Schulman, Inc. and its consolidated subsidiaries, unless stated otherwise.

WHERE YOU CAN FIND MORE INFORMATION

As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Information We Incorporate by Reference.”

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the Public Reference Room. You may also inspect our SEC reports and other information at our website at http://www.aschulman.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the following documents, which have been filed with the SEC under the Exchange Act, into this prospectus:

•	our Annual Report on Form 10-K for the year ended August 31, 2014, as amended and superseded in part by our Current Report on Form 8-K filed on April 27, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2014, as amended and superseded in part by our Current Report on Form 8-K filed on April 27, 2015, and our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2015;

•	our Current Reports on Form 8-K filed on October 16, 2014, as amended December 30, 2014, November 21, 2014, December 15, 2014, March 16, 2015, April 6, 2015 (one report pursuant to Items 5.02 and 9.01) and April 27, 2015 (two reports pursuant to Items 8.01 and 9.01); and

•	the description of our common stock and special stock contained in our Current Report on Form 8-K filed with the SEC on December 22, 2009, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus. We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

A. Schulman, Inc.

3637 Ridgewood Road

Fairlawn, Ohio 44333

Attention: Corporate Secretary

Telephone: (330) 666-3751

THE COMPANY

A. Schulman, Inc. is an international supplier of high-performance plastic compounds and resins headquartered in Fairlawn, Ohio. Our customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, custom services, and sports, home & leisure. The Company was incorporated in the State of Delaware in 1969.

The mailing address of our principal executive offices is 3637 Ridgewood Road, Fairlawn, Ohio 44333, and our main telephone number is (330) 666-3751. Our website is www.aschulman.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference in this prospectus.

RISK FACTORS

You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, as amended and superseded in part by our Current Report on Form 8-K filed on April 27, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision to invest in our securities. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

A number of the matters discussed in this prospectus that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation, and specifically decline any obligation, other than that imposed by law, to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others: our ability to successfully integrate HGGC Citadel Plastics, Inc., which we refer to as “Citadel,” into our operations; our ability to achieve fully the strategic and financial objectives related to the proposed acquisition of Citadel, which we refer to as the “Acquisition,” and unexpected costs or liabilities that may arise from the Acquisition or our ownership or operation of Citadel.

Additional risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others:

•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•	volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our ability to consummate the Acquisition and the timing of the closing of the Acquisition for any reason, whether or not the fault of the Company;

•	the failure to obtain the necessary financing, including the debt we expect to incur, in connection with the Acquisition for any reason, whether or not the fault of the Company;

•	the impact of any indebtedness incurred to finance the Acquisition;

•	integration of the business of Citadel with our existing business, including the risk that the integration will be more costly or more time consuming and complex or simply less effective than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Acquisition;

•	transaction and acquisition-related costs incurred in connection with the Acquisition and related transactions; and

•	substantial time devoted by management to the integration of Citadel after the closing of the Acquisition.

You should refer to the section entitled “Risk Factors” for a discussion of certain risks and uncertainties that may cause our actual results to differ from expected results. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated. For this purpose, “earnings” consist of earnings from continuing operations, excluding income taxes, non-controlling interest share in earnings and fixed charges, other than capitalized interest, and “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

	Six Months Ended February 28,	Years Ended August 31,
	2015	2014	2013	2012	2011	2010

	(unaudited)
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	3.9x	6.15x	5.52x	6.65x	7.84x	6.85x

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms and provisions of our capital stock. The rights of our shareholders are governed by the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” our Restated Certificate of Incorporation, which we refer to as our “Certificate of Incorporation,” and our Amended and Restated By-laws, which we refer to as our “By-laws.” This summary is qualified by reference to our governing corporate instruments to which we have referred you and applicable provisions of the DGCL. To obtain a copy of our Certificate of Incorporation and By-laws, see “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Authorized Capital Stock

The authorized capital stock of the Company consists of 76,010,707 shares of capital stock, consisting of 1,000,000 shares of special stock, without par value, which we refer to as “special stock,” of which 100,000 shares have been designated as Series A Junior Participating Special Stock, which we refer to as “Series A Stock,” 10,707 shares of preferred stock, par value $100 per share, which we refer to as “preferred stock,” and 75,000,000 shares of common stock, par value $1.00 per share, which we refer to as “common stock.”

Special Stock

The Board of Directors of the Company is authorized to issue shares of special stock by a resolution or resolutions, without further stockholder action. The shares of special stock will have the voting powers, full or limited, or no voting powers, and the designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions set forth in the resolution or resolutions providing for the issuance of the shares of special stock.

Series A Stock

Dividends and Distributions

The holders of shares of Series A Stock will be entitled to receive, when, as and if declared by our Board of Directors, quarterly cash dividends in an amount per share equal to the greater of (1) $0.01 and (2) 1,000 times the per share amount of all cash and non-cash dividends declared on the shares of our common stock since the immediately preceding quarterly dividend payment date, subject to adjustment to reflect any dividends payable in shares of our common stock and subdivisions or combinations of shares of our common stock. We are obligated to declare dividend or distribution on the shares of Series A Stock immediately after we declare a dividend or distribution on the shares of our common stock. Any accrued but unpaid dividends will not bear interest.

Voting Rights

The holders of shares of Series A Stock are entitled to cast 1,000 votes for each share of Series A Stock held on all matters submitted to a vote of the stockholders of the Company, subject to adjustment to reflect any dividends payable in shares of our common stock and subdivisions or combinations of shares of our common stock. Except as otherwise provided in our Certificate of Incorporation or our By-laws, the holders of the shares of Series A Stock and the holders of the shares of our common stock vote together as one class on all matters. Our Certificate of Incorporation may not be amended in any manner that would materially adversely alter or change the rights of the holders of the shares of Series A Stock without the approval of the holders of not less than a majority of the shares of Series A Stock voting as a separate class. For any period during which dividends on the shares of Series A Stock are in arrears in an amount equal to the sum of six quarterly dividends, the holders of shares of Series A Stock will be entitled as a class to elect two directors to our Board of Directors. When any dividend arrearage has been cured, the right of the holders of shares of Series A Stock as a class to elect two directors will terminate immediately, and the term of any directors who were elected during this period will terminate.

Certain Restrictions

Whenever dividends on the shares of Series A Stock are in arrears, until any arrearage is cured, we may not (1) declare or pay dividends on, or redeem or repurchase any shares of stock ranking junior to the shares of Series A Stock, (2) declare or pay dividends on any shares on a parity with the shares of Series A Stock (unless dividends also are paid ratably on the shares of Series A Stock), (3) redeem or repurchase any shares on a parity with the shares of Series A Stock (unless in exchange for shares ranking junior to the shares of Series A Stock), or (4) purchase any shares of Series A Stock or any shares on a parity with the shares of Series A Stock unless pursuant to an offer made to all of the holders of the shares. Any shares of Series A Stock we purchase or otherwise acquire will be retired and cancelled, and no shares of Series A Stock may be redeemed.

Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to receive an amount equal to 1,000 times the exercise price of any stock purchase rights in respect of which the shares of Series A Stock were issued, subject to adjustment to reflect any dividends payable in shares of our common stock and subdivisions or combinations of shares of our common stock, plus any accrued and unpaid dividends, which we refer to collectively as the “Preference,” prior to the payment of any distribution to the holders of any shares of the Company’s capital stock ranking junior to the Series A Stock. After full payment of the Preference, no additional distributions will be paid to the holders of shares of Series A Stock until the holders of shares of our common stock receive an amount per share equal to the Preference divided by 1,000 (subject to adjustment to reflect any dividends payable in shares of our common stock and subdivisions or combinations of shares of our common stock), which we refer to as the “Adjustment Amount.” To the extent these payments have been made, holders of shares of Series A Stock and our common stock will be entitled to receive their ratable and proportionate share of the remaining assets of the Company distributable in the ratio of the Adjustment Amount to one, on a per share basis, respectively.

Consolidation, Merger, Etc.

If the Company is a party to any merger, consolidation or other transaction in which the shares of our common stock are exchanged for or changed into stock or other property, the shares of Series A Stock will be exchanged for or changed into the same stock or other property at a per share rate of 1,000 times the aggregate amount of stock or other property received in respect of each share of our common stock.

Preferred Stock

The holders of shares of our preferred stock will be entitled to receive, when, as and if declared by our Board of Directors, cumulative dividends at a rate of $5.00 per annum. No dividends on our common stock may be declared or paid while any dividends on our preferred stock are in arrears. Any dividends in arrears will not bear interest.

Upon any dissolution, liquidation or winding up of the Company, the holders of shares of our preferred stock will be entitled to receive an amount equal to $100.00 per share, plus any accrued and unpaid dividends, before any distributions may be made to the holders of shares of our common stock. After the payment of this preference, the holders of shares of our preferred stock will not be entitled to receive any additional distribution of the assets of the Company.

We may redeem our preferred stock, in whole or in part, at any time or from time to time as determined by our Board of Directors, at a price equal to $100.00 per share, plus any accrued and unpaid dividends. Subject to the provisions of our Certificate of Incorporation, our Board of Directors will have full power and authority to prescribe the terms and conditions of the redemption of any shares of our preferred stock. We also may purchase shares of our preferred stock for the purpose or in anticipation of redemption at a price not to exceed the redemption price.

Except as otherwise provided by law, the holders of shares of our preferred stock will have no voting power.

Common Stock

The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common stock and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding Series A Stock or any outstanding series of preferred stock or special stock. See “—Series A Stock—Certain Restrictions,” “—Special Stock” and “—Preferred Stock.”

Upon any dissolution, liquidation or winding up of the Company, and after full payment of our liabilities, including the preferential amounts we owe with respect to any special stock or preferred stock, the holders of our common stock are entitled to receive ratably any assets remaining; provided, however, that if any assets remain after the holders of our common stock have received the Adjustment Amount, such holders and the holders of the Series A Stock are entitled to receive ratably any assets remaining. To the extent these payments have been made, holders of shares of Series A Stock and our common stock will be entitled to receive their ratable and proportionate share of the remaining assets of the Company distributable in the ratio of the Adjustment Amount to one, on a per share basis, respectively.

The Certificate of Incorporation does not provide for cumulative voting for directors, and each holder of shares of our common stock is entitled to one vote per share. Holders of our common stock do not have statutory preemptive rights, which means that they have no right to acquire any additional shares of common stock that we may subsequently issue.

Provisions Affecting Control Share Acquisitions and Business Combinations

Section 203 of the DGCL provides generally that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the time the person became an interested stockholder, unless (1) the board of directors of the corporation has approved, prior to that acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL, or (2) if the corporation, by action of its stockholders taken with the favorable vote of a majority of the outstanding voting power of the corporation, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL, with such amendment to be effective 12 months thereafter. There are no provisions in our Certificate of Incorporation or our By-laws electing not to be governed by Section 203 of the DGCL.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered hereby as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States, including, without limitation, through underwriters, agents or dealers.

The applicable prospectus supplement will include, among other information, the following:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the expected net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the offered securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some of the securities offered by this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of offered securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the offered securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with underwriters, agents, dealers and others to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make. Underwriters, agents, dealers and others may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered hereby.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to A. Schulman, Inc.’s Current Report on Form 8-K dated April 27, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of HGGC Citadel Plastics Holdings, Inc., as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 and the period from February 29, 2012 through December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	*
Transfer agent and registrar fees	**
Printing expenses	**
Accountant’s fees and expenses	**
Rating agency fees	**
Legal fees and expenses	**
Miscellaneous	**

Total	$ **

*	Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.
**	Estimated expenses are presently not known and cannot be estimated.

Item 15.  Indemnification of Directors and Officers.

Limitation of Personal Liability of Directors

Under Section 102(b)(7) of the DGCL, a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of fiduciary duty. Our Certificate of Incorporation provides that none of our directors shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty in his or her capacity as such, except to the extent provided by applicable law for: (1) any breach of the duty of loyalty; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) unlawful payment of dividends or unlawful stock repurchases as set forth in the DGCL; or (4) any transaction from which the director derived an improper personal benefit.

Indemnification of Directors, Officers and Employees

Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.

Our Certificate of Incorporation and our By-laws provide that each person who is or was a director, officer, employee or agent of the Company shall be indemnified by the Company against expenses (including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him) in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being, or having been, a director, officer, employee or agent of the Company to the full extent permitted by the DGCL, upon such determination having been made as to his good faith and conduct as is required by the DGCL or, with respect to any criminal action or proceeding, upon such determination that he did not have reasonable cause to believe that his action was unlawful as is required by the DGCL. Our By-laws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately shall be determined that he is not entitled to be indemnified by the Company.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16.  Exhibits.

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement*

2.1	Stock Purchase Agreement, dated as of March 15, 2015, by and among the Company, Citadel, Citadel Plastics Holdings, LLC (in its capacity as the representative of the holders of securities of the company), and certain other individual persons**

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 (File No. 000-07459))

4.2	Amended and Restated By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2011 (File No. 000-07459))

4.3	Form of Certificate for Special Stock*

5.1	Opinion of Jones Day

12.1	Computations of Ratios of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of BDO USA, LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the SEC upon request.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on the 27th day of April, 2015.

A. SCHULMAN, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2015.

Signature	Title

* Bernard Rzepka	President, Chief Executive Officer and Director (Principal Executive Officer)

* Joseph J. Levanduski	Vice President, Chief Financial Officer (Principal Financial Officer)

* Kristopher R. Westbrooks	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

* Joseph M. Gingo	Chairman

* Eugene R. Allspach	Director

* Gregory T. Barmore	Director

* David G. Birney	Director

* Michael A. McManus, Jr.	Director

* Lee D. Meyer	Director

* James A. Mitarotonda	Director

* Ernest J. Novak, Jr.	Director

* Irvin D. Reid	Director

*	The undersigned, as attorney-in-fact, signs this document on behalf of the above-named directors and officers pursuant to powers of attorney duly executed by such directors and officers and filed with this Registration Statement.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement*

2.1	Stock Purchase Agreement, dated as of March 15, 2015, by and among the Company, Citadel, Citadel Plastics Holdings, LLC (in its capacity as the representative of the holders of securities of the company), and certain other individual persons**

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2009 (File No. 000-07459))

4.2	Amended and Restated By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 27, 2011 (File No. 000-07459))

4.3	Form of Certificate for Special Stock*

5.1	Opinion of Jones Day

12.1	Computations of Ratios of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of BDO USA, LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**	Certain immaterial schedules and exhibits to this exhibit have been omitted pursuant to the provisions of Regulation S-K, Item 601(b)(2). A copy of any of the omitted schedules and exhibits will be furnished to the SEC upon request.